===============================================================================

                                 SCHEDULE 14A

                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               BEA Systems, Inc.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------


     (5) Total fee paid:

         ---------------------------------------------------------------------

         [_]  Fee paid previously with preliminary materials.

         ---------------------------------------------------------------------

         [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         ---------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

                             [LOGO OF BEA SYSTEMS]

                               BEA SYSTEMS, INC.

                   Notice of Annual Meeting of Stockholders
                           To Be Held July 11, 2001

To the Stockholders of BEA Systems, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BEA Systems, Inc., a Delaware corporation (the "Company"), will be held at Silicon Valley Conference Center, located at 2161 North First Street, San Jose, California, at 3:00 p.m., Pacific Daylight Time, on July 11, 2001, for the following purposes:

   1. ELECTION OF DIRECTORS. To elect two (2) Class I directors to hold office until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified.

   2. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending January 31, 2002.

   3. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

   The Board of Directors has fixed the close of business on May 14, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the 2001 Annual Meeting of Stockholders and any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ William T. Coleman III
                                          William T. Coleman III
                                          Chief Executive Officer and
                                          Chairman of the Board

San Jose, California
May 30, 2001

   WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                          [LOGO OF BEA SYSTEMS, INC.]

                               BEA SYSTEMS, INC.

                            2315 North First Street
                          San Jose, California 95131

                                PROXY STATEMENT

General Information

   This Proxy Statement is furnished to the stockholders of BEA Systems, Inc., a Delaware corporation (the "Company") by the Company in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on July 11, 2001, at Silicon Valley Conference Center, located at 2161 North First Street, San Jose, California at 3:00 p.m., Pacific Daylight Time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Robert F. Donohue, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

   This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about May 30, 2001. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, fax or telegram.

   The close of business on May 14, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 393,869,762 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

   A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. For the election of directors, the two candidates receiving the greatest number of affirmative votes are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting shall be required to approve Proposal No. 2 being submitted to the stockholders for their consideration.

   Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker "non-votes" are not deemed to be "votes entitled to vote." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes.

   Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Any stockholder may change their vote prior to the meeting by revoking their proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number.

   The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

   An automated system administered by ADP-Investor Communication Services will tabulate votes cast by proxy for the Annual Meeting and an officer of the Company will tabulate votes cast in person at the Annual Meeting.

Electronic Access to Proxy Materials, Annual Report and Voting Electronically Via the Internet

   Holders of the Company's Common Stock may vote via the Internet until 11:59 p.m. Eastern Time, July 10, 2001. The Internet voting procedures are designed to authenticate the stockholders' identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

   Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies. If you are a stockholder of record and would like to receive future stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

   By choosing to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports will remain in effect until you contact your bank, broker or the Company and rescind your instructions. You do not have to elect Internet access each year.

   If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you may contact your bank, broker or the Company.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years.

   The Board is currently composed of three Class I directors (Cary J. Davis, Robert L. Joss and Dean O. Morton), three Class II directors (Carol A. Bartz, Alfred S. Chuang and Stewart K.P. Gross), and two Class III directors (William
T. Coleman III and William H. Janeway), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2001, 2002 and 2003 respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

   Cary J. Davis will not seek re-election as a Class I director and his term as a Class I director will automatically expire immediately prior to the Annual Meeting. The Board has amended the Company's Bylaws to set the authorized number of directors at seven and set the number of Class I directors at two.

   The Board has nominated Robert L. Joss and Dean O. Morton as Class I directors, each to serve a three year term until the 2004 annual meeting of stockholders or until the director's earlier resignation or removal. Each of the nominees has consented, if elected as a Class I director of the Company, to serve until his term expires. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

   The two nominees for Class I directors receiving a plurality of the votes of the shares present in person or represented by proxy shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

   Certain information about Robert L. Joss and Dean O. Morton, the Class I director nominees, is furnished below.

   Mr. Joss has served as a director of the Company since February 2000. Currently, Mr. Joss is the Dean of the Graduate School of Business at Stanford University. From 1993 to 1999, Mr. Joss served as Chief Executive Officer and Managing Director of Westpac Banking Corporation, Australia's second largest banking organization. Prior to joining Westpac, Mr. Joss held a variety of positions at Wells Fargo Bank, N.A., including Vice Chairman from 1986 to 1993. Mr. Joss is a director of E.piphany, Inc. and Wells Fargo & Company.
Mr. Joss holds a B.A. from the University of Washington, and a M.B.A. and a Ph.D. from the Stanford Graduate School of Business.

   Mr. Morton has served as a director of the Company since March 1996. Mr. Morton was Executive Vice President, Chief Operating Officer and a Director of the Hewlett-Packard Corporation until his retirement in October 1992, where he held various positions since 1960. Mr. Morton is a director of ALZA Corporation, KLA-Tencor Corporation, The Clorox Company, Kaiser Foundation Health Plan, Inc. Hospitals, Cepheid and Pharsight Corporation. He is a trustee of the State Street Research Group of Funds, The State Street Research Portfolios, Inc. and The Metropolitan Series Fund. Mr. Morton holds a B.S. from Kansas State University and a M.B.A. from Harvard University.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE

Relationships Among Directors or Executive Officers

   There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

   During the fiscal year ended January 31, 2001, the Board met six times. The Board has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended January 31, 2001, all directors attended more than 75% of all the meetings of the Board and its committees on which he or she served after becoming a member of the Board.

   The Audit Committee, which held four meetings during the fiscal year ended January 31, 2001, consists of Mr. Gross, Mr. Morton and Mr. Joss. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors, for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board.

   The Board approved a charter for the Audit Committee in June 2000, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

   The Compensation Committee, which held three meetings during the fiscal year ended January 31, 2001, consists of Ms. Bartz and Mr. Janeway. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock plans and performs such other duties as may from time to time be determined by the Board.

   The Board does not have a nominating committee or a committee performing the functions of a nominating committee. While there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to Robert F. Donohue, the Company's Secretary, at the Company's principal executive offices.

Compensation of Directors

   The Company's outside directors are reimbursed for expenses incurred in connection with attending Board and committee meetings, but are not compensated for their services as Board members.

   The Company may also grant to directors options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's stock plans and employee-directors are eligible to receive bonuses under the Company's management bonus plan.

                                  MANAGEMENT

Executive Officers and Directors

   The following table sets forth certain information with respect to the executive officers ("Executive Officers") and directors of the Company as of March 31, 2001.

                Name                Age                 Position
 ---------------------------------  --- ---------------------------------------
 William T. Coleman III...........   53 Chief Executive Officer and Chairman of
                                         the Board

 Alfred S. Chuang.................   39 President, Chief Operating Officer and
                                         Director

 William M. Klein.................   44 Chief Financial Officer and Executive
                                         Vice President-Administration

 Robert A. Shipp..................   44 President of Worldwide Sales

 Sam Cece.........................   39 President, E-Commerce Services Division

 Terence J. Dwyer.................   53 Chief Technology Officer

 Ivan M. Koon.....................   43 President, E-Commerce Application
                                         Components Division

 David Logan......................   56 Executive Vice President of Business
                                         Planning, Corporate Development

 Carol A. Bartz(2)................   52 Director

 Cary J. Davis....................   34 Director

 Stewart K.P. Gross(1)............   41 Director

 William H. Janeway(2)............   57 Director

 Robert L. Joss(1)................   59 Director

 Dean O. Morton(1)................   69 Director

--------
(1) Member of Audit Committee

(2) Member of Compensation Committee

   Mr. Coleman is a founder of the Company and has been its Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in 1995. Prior to founding the Company, Mr. Coleman was employed by Sun Microsystems, Inc. from 1985 to January 1995, where his last position was Vice President and General Manager of its Sun Integration Division. Mr. Coleman also serves as a director of Skillsoft Corporation. Mr. Coleman holds a B.S. from the Air Force Academy and a M.S. from Stanford University.

   Mr. Chuang is a founder of the Company and serves as President, Chief Operating Officer and director. Prior to his current role, Mr. Chuang held various executive roles, including Executive Vice President of Product Development and Chief Technology Officer. Prior to joining the Company in 1995, Mr. Chuang worked at Sun Microsystems, Inc. ("Sun") from 1986 to 1994 in various positions, including Chief Technology Officer of Sun Integration Services and Corporate Director of Strategic Systems Development of Sun's Middleware Group. Mr. Chuang has a B.S. from the University of San Francisco and a M.S. from U.C. Davis.

   Mr. Klein has been the Chief Financial Officer since January 2000. Prior to joining the Company, Mr. Klein held senior management positions with Hewlett-Packard Corporation from 1986 to 2000, most recently as Vice President and Chief Financial Officer of the Inkjet Imaging Solutions Division. Prior to Hewlett-Packard Corporation, Mr. Klein was a Senior Manager with PricewaterhouseCoopers LLP. Mr. Klein holds a B.S. from California State University, Chico and is a Certified Public Accountant.

   Mr. Shipp has been the President of the Company's Worldwide Sales since December 1999. Prior to joining the Company, Mr. Shipp was employed by IBM from 1982 to 1999 where he held various senior management and sales management positions, most recently as Vice President, West Region Software Sales, IBM Americas. Mr. Shipp holds a B.S. from Rose-Hulman Institute of Technology.

   Mr. Cece has been President of the Company's E-Commerce Services Division since August 1999. Prior to his current role, Mr. Cece served in a variety of capacities including Vice President and General Manager of the Company's e-commerce server products. Prior to joining the Company in 1996, Mr. Cece had over 14 years of experience managing marketing, channel sales, and telesales organizations with high technology companies. Previously, he served in a variety of marketing and management positions with Avid Technology, Kubota Graphics, Inc., Pyramid Technology Corporation, and Racal Electronics. Mr. Cece holds a B.A. from Woobury University.

   Mr. Dwyer has been the Chief Technology Officer since April 2000. Prior to assuming his current role, Mr. Dwyer was the Vice President of Engineering that oversaw the Company's research and development efforts. Prior to joining the Company in 1996, Mr. Dwyer held senior management positions with USL and Bell Laboratories and with Novell from June 1993 to February 1996. Mr. Dwyer holds a B.S. from Manhattan College and a M.S. in Mathematics from Penn State University.

   Mr. Koon has been President of the Company's E-Commerce Application Components Division since November 1999. Prior to joining the Company, Mr. Koon was President of S2 Systems, Inc. from 1997 to 1999 and Vice President of Shared Systems from 1995 to 1997. Prior to joining the Company, Mr. Koon had over 16 years of experience in providing e-commerce software and professional services to a global marketplace. Mr. Koon holds a B.S. from the University of Texas at Arlington.

   Mr. Logan has been the Executive Vice President of Business Planning, Corporate Development since January 2001. Prior to joining the Company, Mr. Logan had over fifteen years of experience at Hewlett-Packard Corporation, most recently as the Vice President of Corporate Development. Mr. Logan holds a B.A. from U.C. Berkeley, a M.S. from Yale University, and a M.B.A. from Harvard Business School.

   Ms. Bartz has served as a director of the Company since November 1995. From April 1992 to the present, Ms. Bartz has served as the Chairman and Chief Executive Officer of Autodesk, Inc. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., the most recent as Vice President of Worldwide Field Operations. Ms. Bartz is a director of Autodesk, Inc., Cisco Systems, Inc., Network Appliance, Inc. and VA Linux, Inc. Ms. Bartz holds a B.S. from the University of Wisconsin at Madison.

   Mr. Davis has served as a director of Company since November 1995. Mr. Davis is a Managing Director of Warburg Pincus, where he has been employed since October 1994. From August 1992 to September 1994, Mr. Davis was employed by Dell Computer Corporation, where his last position was Manager of Worldwide Desktop Marketing. Mr. Davis is a director of EarthWeb, Inc. and several private companies. Mr. Davis holds a B.A. from Yale University and a M.B.A. from Harvard University.

   Mr. Gross has served as a director of the Company since September 1995. Mr. Gross is a Senior Managing Director of Warburg Pincus and has been employed by Warburg Pincus since 1987. Prior to joining Warburg Pincus, Mr. Gross was employed at Morgan Stanley & Co. Mr. Gross is a director of Skillsoft Corporation and several privately-held companies. Mr. Gross has a A.B. from Harvard University and a M.B.A. from Columbia University.

   Mr. Janeway has served as a director of the Company since September 1995. Mr. Janeway is a Vice Chairman of Warburg Pincus and has been employed by Warburg Pincus since July 1988. Prior to joining Warburg Pincus, Mr. Janeway was the Vice President and Director of Corporate Finance at F. Eberstadt & Co., Inc. from 1979 to July 1988. Mr. Janeway is a director of Industri-Matematik International Corp., Indus International, Inc., VERITAS Software Corporation and several privately held companies. Mr. Janeway has a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar.

   Mr. Joss has served as a director of the Company since February 2000. Currently, Mr. Joss is the Dean of the Graduate School of Business at Stanford University. From 1993 to 1999, Mr. Joss served as Chief Executive Officer and Managing Director of Westpac Banking Corporation, Australia's second largest banking organization. Prior to joining Westpac, Mr. Joss held a variety of positions at Wells Fargo Bank, N.A., including Vice Chairman from 1986 to 1993. Mr. Joss is a director of E.piphany, Inc. and Wells Fargo & Company. Mr. Joss holds a B.A. from the University of Washington, and a M.B.A. and a Ph.D. from the Stanford Graduate School of Business.

   Mr. Morton has served as a director of the Company since March 1996. Mr. Morton was Executive Vice President, Chief Operating Officer and a director of the Hewlett-Packard Corporation until his retirement in October 1992, where he held various positions since 1960. Mr. Morton is a director of ALZA Corporation, KLA-Tencor Corporation, The Clorox Company, Kaiser Foundation Health Plan, Inc. Hospitals, Cepheid and Pharsight Corporation. He is a trustee of the State Street Research Group of Funds, The State Street Research Portfolios, Inc. and The Metropolitan Series Fund. Mr. Morton holds a B.S. from Kansas State University and a M.B.A. from Harvard University.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2001, for
(i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the named executive officers appearing in the Summary Compensation Table below (the "Named Executive Officers") and (iv) all directors and Executive Officers as a group.

                                                          Shares Beneficially
                                                               Owned(1)
                                                         ---------------------
   Directors, Executive Officers and 5% Shareholders     Number(2)  Percent(2)
   -------------------------------------------------     ---------- ----------
   FMR Corp(3).......................................... 57,027,885   14.53%
   Warburg, Pincus Ventures, L.P.(4).................... 23,539,578    6.00%
   William H. Janeway(5)................................ 24,689,015    6.29%
   Stewart K.P. Gross(5)................................ 23,860,867    6.08%
   Cary J. Davis(5)..................................... 23,697,517    6.04%
   William T. Coleman III(6)............................ 10,153,192    2.59%
   Alfred S. Chuang(7)..................................  7,507,345    1.91%
   Dean O. Morton(8)....................................  1,021,256       *
   Carol A. Bartz(9)....................................    643,712       *
   Sam Cece(10).........................................    162,251       *
   Ivan M. Koon(11).....................................    108,885       *
   Robert A. Shipp(12)..................................    107,137       *
   Robert L. Joss(13)...................................     50,000       *
   All Executive Officers and directors as a group (14
    persons)(14)........................................ 45,299,385   11.44%

--------
  * Less than 1% of the outstanding Voting Common Stock

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Based on 392,420,640 shares of Common Stock outstanding as of March 31,
     2001.

 (3) Based on a Schedule 13G/A filed with the Securities Exchange Commission on February 13, 2001, FMR Corp. has sole dispositive power with respect to 57,027,885 of the Company's Common Stock and sole voting power with respect to 1,205,040 shares of the Company's Common Stock. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

 (4) The sole general partner of WPV is Warburg, Pincus & Co., a New York general partnership ("WP"). WPV is managed by Warburg Pincus LLC ("WP LLC"). Lionel I. Pincus is the managing partner of WP and the managing member of WP LLC and may be deemed to control both entities. William H. Janeway, Stewart K.P. Gross and Cary J. Davis, directors of the Company, are general partners of WP and managing directors of WP LLC. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, NY 10017.

 (5) Included in the shares indicated as owned by Mr. Janeway, Mr. Gross and Mr. Davis are 23,539,578 shares beneficially owned by Warburg, Pincus Ventures, L.P. ("WPV") and 117,975 shares beneficially owned by WP, which are included because of Mr. Janeway's, Mr. Gross' and Mr. Davis' affiliation with WPV and WP. Mr. Janeway, Mr. Gross and Mr. Davis disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

 (6) Includes a total of 170,000 shares held of record by the Coleman Family Trust, dated July 12, 1995, of which William T. and Claudia L. Coleman are co-trustees (the "Family Trust") and shares held of record by the Coleman Family Charitable Trust dated December 11, 1997 (the "Charitable Trust") of which William T. and Claudia L. Coleman are co-trustees. Also includes 759,387 shares subject to options exercisable within 60 days of March 31, 2001. The address for Mr. Coleman, the Family Trust and the Charitable Trust is c/o William T. Coleman III, BEA Systems, Inc., 2315 North First Street, San Jose, California, 95131.

 (7) Includes 280,000 shares held by the Courtney Z. Chuang Trust of which Mr. Chuang is the trustee. Also includes 1,332,722 shares subject to options exercisable within 60 days of March 31, 2001.

 (8) Includes 486,248 shares subject to options exercisable within 60 days of March 31, 2001.

 (9) Includes 201,248 shares subject to options exercisable within 60 days of March 31, 2001. Also includes 28,400 shares held by Mrs. Bartz's spouse, Bill Marr.

(10) Includes 112,318 shares subject to options exercisable within 60 days of March 31, 2001.

(11) Includes 99,998 shares subject to options exercisable within 60 days of March 31, 2001.

(12) Includes 106,250 shares subject to options exercisable within 60 days of March 31, 2001.

(13) Includes 50,000 shares subject to options exercisable within 60 days of March 31, 2001.

(14) Includes 3,628,039 shares subject to options exercisable within 60 days of March 31, 2001. Includes 23,539,578 shares beneficially owned by WPV and 117,975 shares beneficially owned by WP, which are included because of the affiliation of Mr. Janeway, Mr. Gross and Mr. Davis with WPV and WP. Mr. Janeway, Mr. Davis and Mr. Gross each disclaim beneficial ownership of such shares.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as the Company's independent auditors since the Company's inception in 1995 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending January 31, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

   A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

   The Company has been informed by Ernst & Young LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company. During the Company's fiscal year ended January 31, 2001, the Company was billed the following aggregate fees by Ernst & Young LLP:

   Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the Company's fiscal year ended January 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year was $847,000.

   Financial Information Systems Design and Implementation Fees. No fees were billed by Ernst & Young LLP to the Company for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

   All Other Fees. The aggregate fees billed by Ernst & Young LLP to the Company for professional services rendered to the Company other than the Audit Fees and Financial Information Systems Design and Implementation Fees described in the preceding two paragraphs, was $1,225,000. These fees generally include fees for tax preparation, statutory audits, business acquisitions, accounting and tax consultations and SEC registration statements.

   The Audit Committee did consider whether the provision of non-audit services is compatible with the principal accountants' independence and concluded that provision of non-audit services are compatible with maintaining the independence of the Company's independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
             THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                   INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING JANUARY 31, 2002

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

   The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company and (ii) the four other most highly compensated Executive Officers of the Company whose aggregate cash compensation exceeded $100,000 during the last fiscal year (collectively, the "Named Executive Officers").

                                                         Long-Term
                              Annual Compensation       Compensation
                          ----------------------------- ------------
                                             Bonus and   Securities   All Other
                          Fiscal             Commission  Underlying  Compensation
          Name            Year(1) Salary ($)   ($)(2)   Options (#)      ($)
------------------------  ------  ---------- ---------- ------------ ------------
William T. Coleman III..   2001    400,000    511,736    1,001,100        --
 Chief Executive Officer   2000    300,000    321,645      300,000        --
 and
 Chairman of the Board     1999    307,116    129,980      300,000        --

Alfred S. Chuang........   2001    350,000    449,389        1,100        --
 President, Chief          2000    280,750    213,215    2,200,000        --
 Operating Officer
 and Director              1999    232,500    172,020      200,000        --

Sam Cece................   2001    266,000    307,936       40,100        --
 President, E-Commerce     2000    195,000    484,121      500,000        --
 Services
 Division                  1999    189,721    338,301      112,000        --

Ivan M. Koon(3).........   2001    266,000    513,454       25,100        --
 President, E-Commerce     2000     58,250     44,853      400,000        --
 Application
 Components Division       1999         --         --           --        --

Robert A. Shipp(4)......   2001    236,250    350,927      100,100        --
 President of Worldwide    2000     29,856    390,174      300,000        --
 Sales
                           1999         --         --           --        --

--------
(1) Compensation reported for fiscal years ending January 31, 1999, January 31, 2000, and January 31, 2001.

(2) Includes bonus amounts earned in the fiscal year.

(3) Mr. Koon became an employee of the Company in November 1999.

(4) Mr. Shipp became an employee of the Company in December 1999.

Employment Agreements

   The Company has entered into employment agreements with William T. Coleman III and Alfred S. Chuang (the "Employees") each dated September 1, 1999 (the "Employment Agreements").

   The Employment Agreements provide that Mr. Coleman and Mr. Chuang receive initial yearly salaries commencing in 1999 of $300,000 each, which are reviewed annually. For the fiscal year ending January 31, 2001, Mr. Coleman and Mr. Chuang received annual salaries of $400,000 and $350,000, respectively. The Employees are also entitled to participate in any pension, bonus, insurance, savings or other employee benefit plans adopted by the Company.

   The Employment Agreements continue until the earlier of (1) July 31, 2003 and May 17, 2003 for Mr. Coleman and Mr. Chuang, respectively, or (2) termination of employment by (i) the Board of Directors for cause at any time upon 10 days' written notice, or without cause upon 24 hours' written notice;
(ii) by death; (iii) by the Employee for good reason following certain corporate transactions; (iv) at will by the Employee upon two weeks' notice; or (v) due to disability. Upon termination of employment without cause by the Company, or for good reason by the Employee, the Company will hire the Employee as a consultant until the end of the period of employment. During the period of such consultancy, the Employee is required to be available a maximum of

40 hours per week in return for which he will be entitled to receive a monthly salary, bonus and benefits equal to the amount that he received immediately prior to the termination of employment. Upon termination of employment for cause by the Company, or at will by the Employee, the Company can require the Employee to provide consulting services for a maximum of 40 hours per week until the end of the period of employment, during which period the Employee will be paid his monthly salary on a prorated basis. Upon termination by death or disability, the Employee or his estate will, under certain circumstances, receive the Employee's salary and certain other benefits until the end of the period of employment.

   The Employment Agreements contain a covenant not to compete, which provide, under certain circumstances during any consultancy period, that the Employee cannot compete with the Company or accept employment with a competitor of the Company. The Agreements also include a provision for the acceleration of certain outstanding options in the event of a substantive change of responsibilities after or as a result of a change in control.

Option Grants in Last Fiscal Year

   The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended January 31, 2001. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                       Individual Grants
                          --------------------------------------------
                                                                        Potential Realizable
                          Number of                                    Value at Assumed Annual
                          Securities  % of Total                         Rate of Stock Price
                          Underlying   Options                         Appreciation for Option
                           Options    Granted to  Exercise                     Term(4)
                           Granted   Employees in Price per Expiration -----------------------
          Name            (#)(1)(2)  Fiscal Year  Share(3)     Date        5%          10%
------------------------  ---------- ------------ --------- ---------- ----------- -----------
William T. Coleman III..  1,000,000      6.90       36.69      4/3/10  $23,072,572 $58,470,427
                              1,000      0.01       56.50    12/21/10       35,533      90,046
                                100      0.00       53.13      1/3/11        3,341       8,467
Alfred S. Chuang........      1,000      0.01       56.50    12/21/10       35,533      90,046
                                100      0.00       53.13      1/3/11        3,341       8,467
Sam Cece................     40,000      0.28       62.13    10/31/10    1,562,803   3,960,450
                                100      0.00       53.13      1/3/11        3,341       8,467
Ivan M. Koon............     25,000      0.17       62.13    10/31/10      976,752   2,475,281
                                100      0.00       53.13      1/3/11        3,341       8,467
Robert A. Shipp.........    100,000      0.69       59.63     8/28/10    3,749,784   9,502,689
                                100      0.00       53.13      1/3/11        3,341       8,467

--------
(1) Each of these options (except the 100 share options granted to each Named Executive Officer) vests over four years, 25% after the end of the first year and 1/48th each month thereafter, and have a 10-year term.

(2) In January 2001, all employees of the Company, including each of the Named Executive Officers, received an option to purchase 100 shares of the Company's Common Stock. The option becomes fully vested at the end of 12 months and has a 10-year term.

(3) The exercise price per share of options granted represented the fair value of the underlying shares of Common Stock, as determined by the Board of Directors, at the date the options were granted.

(4) The dollar amounts under these columns are the result of calculations at the 5 percent and 10 percent rates required by applicable regulations of the Securities Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Assumes all options are exercised at the end of their respective 10 year terms. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions, as well as the optionee's continued employment through the vesting period. The amounts reflected in this table may not be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year ending January 31, 2001, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of January 31, 2001, and the value of "in-the-money" stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on January 31, 2001.

                                                     Number of Securities
                                                    Underlying Unexercised     Value of Unexercised
                                                           Options at         In-the-Money Options at
                             Shares       Value       January 31, 2001 (#)    January 31, 2001 ($)(1)
                          Acquired on   Realized   ------------------------- -------------------------
          Name            Exercise (#)     ($)     Exercisable Unexercisable Exercisable Unexercisable
------------------------  ------------ ----------- ----------- ------------- ----------- -------------
William T. Coleman III..         --             --    432,720    1,256,940   $27,415,933  $47,584,863
Alfred S. Chuang........         --             --  1,128,555    1,338,605    71,837,989   85,186,196
Sam Cece................    236,884    $14,531,051     65,279      407,437     4,098,140   23,248,484
Ivan M. Koon............     50,000      3,332,812     66,665      308,435     3,776,989   16,202,630
Robert A. Shipp.........         --             --     81,250      318,850     3,183,984    9,417,509

--------
(1) Based upon the market price of $68.06 per share, which was the closing price per share of Common Stock on the Nasdaq National Market on January 30, 2001, less the option exercise price payable per share.

                            AUDIT COMMITTEE REPORT

   The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended January 31, 2001, which include the consolidated balance sheets of the Company as of January 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years for the period ended January 31, 2001, 2000 and 1999 and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Auditors

   The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Conclusion

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form l0-K for the year ended January 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                          MEMBERS OF THE AUDIT COMMITTEE

                                          Stewart K.P. Gross
                                          Dean O. Morton
                                          Robert L. Joss

                         COMPENSATION COMMITTEE REPORT

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

   The Compensation Committee of the Board was formed in March 1997 and consists of Carol A. Bartz and William H. Janeway. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

Executive Officer Compensation Programs

   The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

   The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

   Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's general financial performance. The weight given each such factor by the Compensation Committee may vary from individual to individual.

   Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance.

   Stock Option Grants. Stock options may be granted to executive officers and other employees under the Company's stock plans. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. However, the Board has authority to grant options with differing vesting periods. The principal factors considered in granting stock options to executive officers of the Company include prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the Company's stock plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

   Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these plans are indirectly tied to the Company's performance.

   Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Since non-performance based compensation has not exceeded $1.0 million for any executive officer to date, there has been no limitation as to the deductibility of executive officer compensation. The Compensation Committee remains aware of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

   The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Coleman's base salary for the fiscal year ended January 31, 2001 was $400,000. Mr. Coleman's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Coleman's base salary was at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparative companies. Mr. Coleman received 1,001,100 stock options and a $511,736 bonus for the fiscal year ended January 31, 2001.

                                     MEMBERS OF THE COMPENSATION COMMITTEE

                                     Carol A. Bartz
                                     William H. Janeway

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended January 31, 2001 between the Company and certain affiliated parties. The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from an unaffiliated party.

Loans to Executive Officers

   On September 28, 1995, Alfred S. Chuang entered into a full recourse, five-year promissory note, which has been extended to July 31, 2002, in connection with the purchase of certain shares of Common Stock from the Company. This note is secured by the purchased shares pursuant to a security agreement entered into on the same date. The note bears interest at 7% per annum. The unpaid balance on the promissory note at March 31, 2001 was $288,028. The largest amount outstanding on this loan during fiscal 2001 was $284,763.

   On September 28, 1995, William T. Coleman III entered into a full recourse, five-year promissory note in connection with the purchase of certain shares of Common Stock from the Company. This note was secured by the purchased shares pursuant to a security agreement entered into on the same date. The note bore interest at 7% per annum. The unpaid balance on the promissory note at May 2000 was $133,584 at which time it was paid in full by Mr. Coleman.

   On September 1, 1999, the Company extended a $5.0 million unsecured line of credit to each of Messrs. Coleman and Chuang. As of January 31, 2001, there were no outstanding borrowings under the lines of credit.

   On December 7, 1999, Ivan M. Koon, the Company's President of E-Commerce Application Components Division issued a promissory note in the amount of $350,000 in favor of the Company for the purpose of financing real property. The note bears interest at 7% per annum and is secured by a deed of trust covering the real property acquired by Mr. Koon. Pursuant to its terms, the note is repayable upon the earlier of December 2004 or the expiration of Mr. Koon's employment with the Company. The unpaid balance on the promissory note at March 31, 2001 was $383,238. The largest amount outstanding on this loan during fiscal 2001 was $378,869.

Letter Agreements

   The Company has entered into Letter Agreements with Sam Cece, the Company's President of E-Commerce Services Division and William M. Klein, the Company's Chief Financial Officer and Executive Vice President-Administration, each providing for the acceleration of certain outstanding options in the event of a substantive change in responsibilities after or as a result of a change in control.

Certain Transactions

   In January and February 2001, the Company sold a portion of its investment in WebGain, Inc., a private company, to WP Equity Partners, Inc. ("WP Equity Partners") in exchange for two notes receivable due from WP Equity Partners in the amount of approximately $68.0 million and $6.7 million, respectively. The notes bear interest at 7% per annum. The principal amount is due in full on January 31, 2003 and accrued interest is due on the last day of each March, June, September and December, beginning March 31, 2001.

                            STOCK PERFORMANCE GRAPH

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following graph shall not be deemed to be incorporated by reference into any such filings

   The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from April 10, 1997, the date of the Company's initial public offering, through the end of the Company's fiscal year ended January 31, 2001, with the percentage change in the cumulative total return for the H & Q Technology Index and the NASDAQ Computer & Data Processing Services Index. The comparison assumes an investment of $100 on April 10, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.


                       [PERFORMANCE GRAPH APPEARS HERE]
JP MORGAN H&Q INDEX PRODUCTS AND SERVICES:
2001 PROXY PERFORMANCE GRAPH DATA
MONTHLY DATA SERIES
             SCALED PRICES: Stock and index prices scaled tp 100 at 4/11/97
                                                           Nasdaq Computer and
                     BEA               JP Morgan H&Q         Data Processing
 DATES            Systems, Inc.         Technology              Services
-------           -------------        -------------       -------------------
4/11/97             100.00                100.00                 100.00
Apr-97              100.00                103.87                 113.90
May-97              220.83                119.51                 126.40
Jun-97              304.17                120.56                 129.18
Jul-97              322.92                139.96                 142.63
Aug-97              306.25                140.36                 138.81
Sep-97              297.92                146.12                 141.30
Oct-97              225.00                130.51                 138.41
Nov-97              239.58                129.15                 141.90
Dec-97              288.54                123.20                 133.41
Jan-98              328.13                131.10                 143.46
Feb-98              447.92                146.70                 162.85
Mar-98              468.75                149.18                 176.26
Apr-98              370.83                154.98                 177.74
May-98              334.38                143.68                 165.28
Jun-98              382.29                152.72                 195.24
Jul-98              327.08                150.80                 188.73
Aug-98              254.17                118.60                 153.33
Sep-98              360.42                135.76                 183.17
Oct-98              326.56                147.21                 177.98
Nov-98              200.00                164.71                 205.97
Dec-98              204.17                191.64                 238.00
Jan-99              230.21                217.85                 287.74
Feb-99              285.42                193.71                 255.23
Mar-99              260.42                208.71                 287.05
Apr-99              252.08                216.58                 272.41
May-99              339.58                219.56                 265.84
Jun-99              476.04                247.18                 298.60
Jul-99              408.33                243.81                 281.02
Aug-99              402.08                255.67                 295.91
Sep-99              588.54                261.49                 310.97
Oct-99              760.42                288.94                 334.36
Nov-99             1354.17                337.75                 388.08
Dec-99             2331.25                427.99                 522.89
Jan-00             2512.50                409.47                 462.11
Feb-00             4218.75                523.37                 547.17
Mar-00             2445.83                482.79                 517.08
Apr-00             3216.67                430.67                 396.47
May-00             2408.33                378.66                 348.24
Jun-00             3295.83                433.65                 422.52
Jul-00             2870.83                405.92                 379.51
Aug-00             4537.50                477.45                 427.72
Sep-00             5191.67                425.76                 391.00
Oct-00             4783.33                387.01                 357.76
Nov-00             3904.17                277.04                 260.16
Dec-00             4487.50                276.68                 241.93
Jan-01             4395.83                316.38                 280.35

                             STOCKHOLDER PROPOSALS

   Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the 2002 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, between March 16, 2002 and April 14, 2002. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

   Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company not later than January 30, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended January 31, 2001, all Reporting Persons complied with all applicable filing requirements, except as follows:
(1) Form 4 filings reporting a distribution were filed late for the following Reporting Persons: Warburg, Pincus & Co., Cary J. Davis, Stewart K.P. Gross and William H. Janeway; (2) Form 4 filings reporting the sale of shares were filed late for the following Reporting Persons : Carol A. Bartz and Alfred S. Chuang.

Other Matters

   The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to submit a proxy by telephone, Internet, or by returning the accompanying proxy card in the enclosed envelope.

                            FORM 10-K ANNUAL REPORT

   UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, BEA SYSTEMS, INC., 2315 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95131, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

                                          By Order of the Board of Directors,
                                          /s/ William T. Coleman III
                                          William T. Coleman III
                                          Chief Executive Officer, and
                                          Chairman of the Board

May 30, 2001
San Jose, California

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER

Organization

   The Audit Committee of BEA Systems, Inc. (the "Company") is a subcommittee of the Board of Directors. Audit Committee members are appointed by and serve at the discretion of the Board of Directors. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their ability to exercise independent judgment as a committee member.

Statement of Policy

   The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the stockholders, potential stockholders, investment community and creditors relating to corporate accounting, reporting practices and the quality and integrity of the financial reports and systems of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication with the directors, independent auditors, internal auditors, and financial management of the Company.

Responsibilities

   In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing business conditions and to provide reasonable assurance to the directors that the Company's financial practices are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the Audit Committee will:

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

  . Meet with the independent auditors, internal auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review the result of the audit, including any comments or recommendations of the independent auditors.

  . Review with financial management and the independent auditors their qualitative judgments as to the appropriateness of accounting principles, financial accounting estimates and disclosures used or proposed to be used.

  . Review and comment on the adequacy and appropriateness of the Company's financial and management information systems.

  . Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Further, the Audit Committee should periodically review Company policy statements to determine their adherence to the code of conduct.

  . When applicable, review the internal audit function of the Company including the independence and authority of the function, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

  . Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  . Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders.

  . Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  . Review accounting and financial human resources and succession planning within the Company.

  . Submit the minutes of all meetings of the Audit Committee to, or report the matters discussed at each committee meeting with, the Board of Directors.

Meetings

   The Audit Committee will generally meet three times each year coincident with the timing of the independent audit and Board of Directors meetings. Each meeting will include an executive session which will allow the Audit Committee to maintain free and open communications with the Company's independent auditors and internal auditors. Other members of the Board of Directors are also encouraged to attend the Audit Committee meetings.

                                                                      1621-PS-01

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                         [FORM OF FRONT OF PROXY CARD]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               BEA SYSTEMS, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                                 July 11, 2001

The undersigned hereby appoints William T. Coleman III and Robert F. Donohue, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side of this ballot all of the shares of Common Stock of BEA Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m., Pacific Daylight Time on Wednesday, July 11, 2001, at the Silicon Valley Conference Center, located at 2161 North First Street, San Jose California, and any adjournment or postponement thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.


 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                REPLY ENVELOPE

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

                          [FORM OF BACK OF PROXY CARD]

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
[BEA LOGO]                                              VOTE BY INTERNET - www.proxyvote.com
BEA SYSTEMS INC.                                                           -----------------
C/O PROXY SERVICES                                      Use the Internet to transmit your voting instructions and for electronic
P.O. BOX 9112                                           delivery of information up until 11:59 P.M. Eastern Time the day before the
FARMINGDALE, NY 11735                                   cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                                        VOTE BY PHONE - 1-800-690-6903
                                                        Use any touch-tone telephone to transmit your voting instructions up until
                                                        11:59 P.M. Eastern Time the day before the cut-off date or meeting date.
                                                        Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                                        VOTE BY MAIL -
                                                        Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to BEA Systems, Inc., c/o ADP, 51
                                                        Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]
                                                                                    BEASYS        KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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BEA SYSTEMS, INC.
                                                                                                                            -------|
   THE BOARD OF DIRECTORS RECOMMENDS A                                                                                             |
   VOTE FOR THE ELECTION OF THE NOMINEES                                                                                           |

   Vote On Directors

   1.  Election of two Class I Directors (or if any nominee is not available    For    Withhold   For All   To withhold authority to
       for election, such substitute as the Board of Directors or the proxy     All       All     Except    vote, mark "For All
       holders may designate):                                                  [_]       [_]       [_]     Except" and write the
                                                                                                            nominee's number on the
       01)  Robert L. Joss and 02) Dean O. Morton                                                           line below:

                                                                                                            -----------------------
   Vote on Proposals

   2.  Proposal to ratify and approve the appointment of Ernst & Young LLP as the independent            For    Against   Abstain
       auditors for the Company for the fiscal year ending January 31, 2002.                             [_]      [_]       [_]



   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

   (Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


   If you plan to attend the Annual Meeting,
   please mark the box to the right.            [_]

   -----------------------------------------------                 -----------------------------------------------

   -----------------------------------------------                 -----------------------------------------------
   Signature [PLEASE SIGN WITHIN BOX]      Date                    Signature (Joint Owners)                 Date

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